UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.01 regarding the acquisition of a 196-room hotel is incorporated herein by reference. The information in this Report set forth under Item 2.03 regarding the financing of the hotel by the joint venture is incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Q&C Hotel
On December 17, 2015, KBS Strategic Opportunity REIT II, Inc., (the “Company”), through a joint venture (the “Q&C Hotel Property JV”) between the Company’s indirect wholly owned subsidiary and EH Q&C, LLC (the “JV Partner”), acquired a 196-room hotel in New Orleans, Louisiana (the “Q&C Hotel”). The Q&C Hotel is directly owned by a wholly owned subsidiary of the Q&C Hotel Property JV (the “Q&C Hotel Owner”). Neither the JV Partner nor the seller is affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor.
The Company owns a 90% equity interest in the Q&C Hotel Property JV. The JV Partner is the managing member of the joint venture; however, its authority is limited, as the Company must give approval of major decisions involving the business of the joint venture or the Q&C Hotel and its operations, in the manner set forth in the joint venture agreement. Income, losses and distributions are generally allocated based on the members’ respective equity interests, subject to adjustments based on certain performance thresholds set forth in the joint venture agreement. Additionally, in certain circumstances described in the joint venture agreement, the Company and the JV Partner may be required to make additional capital contributions to the joint venture, in proportion to the members’ respective equity interests.
The purchase price of the Q&C Hotel was $51.2 million plus closing costs. The Q&C Hotel Property JV funded the acquisition of the Q&C Hotel with capital contributions from its members and with proceeds from the Q&C Hotel Mortgage Loan (described below). The Company funded its contribution to the joint venture with proceeds from its now terminated private offering and its ongoing initial public offering.
The Q&C Hotel was built in 1913 and completely renovated in 2014. The Q&C Hotel’s average occupancy, average revenue per available room and average daily rate during the nine months ended September 30, 2015 was 57%, $93.73 and $162.92, respectively. The Company entered into a franchise agreement to brand the hotel as part of Marriott’s Autograph Collection and expects to make renovations or improvements to the Q&C Hotel according to Marriott’s standards in connection with such branding.
Leasing and Management of the Q&C Hotel
In connection with the acquisition of the Q&C Hotel, the Q&C Hotel Owner entered a lease agreement for the Q&C Hotel with a wholly owned subsidiary (“Q&C Hotel Operations”) of a second joint venture (“Q&C Hotel Operations JV”) between the Company’s indirect wholly owned subsidiary which the Company has elected to treat as a TRS and the JV Partner.
As with the Q&C Hotel Property JV, the Company owns a 90% equity interest in Q&C Hotel Operations JV. The JV Partner is the managing member of the joint venture; however, its authority is limited, as the Company must give approval of major decisions involving the business of the joint venture or the Q&C Hotel and its operations, in the manner set forth in the joint venture agreement. Income, losses and distributions are generally allocated based on the members’ respective equity interests, subject to adjustments based on certain performance thresholds set forth in the joint venture agreement. Additionally, in certain circumstances described in the joint venture agreement, the Company and the JV Partner may be required to make additional capital contributions to the joint venture, in proportion to the members’ respective equity interests.
The lease agreement terminates December 31, 2020 with the right for Q&C Hotel Operations JV to extend the term of the lease for up to three additional terms of three years each; provided, however, that Q&C Hotel Property JV has the right to terminate the lease upon the sale of the Q&C Hotel or any members of Q&C Hotel Property JV buying out any other member, as well as upon the occurrence of an event of default under the lease agreement. Pursuant to the lease agreement, Q&C Hotel Operations JV will pay to Q&C Hotel Property JV, on a monthly basis, an annual basic rent equal to $3.5 million for 2015 and 2016. The annual basic rent will be adjusted as set forth in the lease agreement beginning in 2016 as well as prorated for any partial years. In addition to annual basic rent, Q&C Hotel Operations JV will pay a monthly percentage rent to Q&C Hotel Property JV equal to (i) an agreed percentage of year-to-date gross revenue that exceeds certain annual threshold amounts, less (ii) all prior percentage rent payments. Q&C Hotel Operations JV is also required to establish and fund a repairs and replacement reserve for the periodic refurbishment, replacements and non-routine repairs of all tangible personal property owned by Q&C Hotel Property JV. The reserve is a percentage (ranging from 2% to 5%) of gross receipts as set forth in the lease agreement. In addition, the lease agreement requires Q&C Hotel Operations JV to pay all income taxes, rent, and all costs and expenses and utility and other charges incurred in the operation of the Q&C Hotel.

Q&C Hotel Operations has entered a management agreement with Encore Hospitality, LLC (the “Operator”), an affiliate of the JV Partner, pursuant to which the Operator will manage and operate the Q&C Hotel. The management agreement expires on December 17, 2035. Subject to certain conditions, the Operator may extend the term of the agreement for a period of five years. Q&C Hotel Operations may terminate the management agreement upon (1) the occurrence of an event of default that continues beyond any applicable notice and cure periods, (2) a sale of the Q&C Hotel, (3) a change of control of the Operator without Q&C Hotel Operations approval, (4) a failure of the Operator to meet certain performance thresholds, (5) a sale of the Joint Venture Partner’s interest in the joint venture to the Company, and (6) if Q&C Hotel Operations is required to do so pursuant to the terms of the loan documents or the franchise agreement. Pursuant to the management agreement the Operator will receive a base fee, which is 4.0% of gross revenue (as defined in the management agreement).
Q&C Hotel Operations has entered a franchise agreement with Marriott International (“Marriott”) pursuant to which Marriott has granted Q&C Hotel Operations a limited, non-exclusive license to establish and operate the Q&C Hotel using certain of Marriott’s proprietary marks and systems and the hotel will be branded as a Marriott Autograph Collection hotel on or before June 30, 2016, subject to the completion of certain property improvement requirements. The franchise agreement expires on the 25th anniversary of the opening date (as defined in the agreement) with no renewal options. Marriott may terminate the franchise agreement immediately upon certain defaults and after an opportunity to cure with respect to certain other defaults. Pursuant to the franchise agreement, commencing on the opening date, Q&C Hotel Operations will pay Marriott a monthly franchise fee equal to a percent of gross room sales on a sliding scale that is initially 2% and increases to 5% after the third anniversary of the opening date and a monthly marketing fund contribution fee equal to 1.5% of the Q&C Hotel’s gross room sales. In addition, the franchise agreement requires the maintenance of a reserve account to fund all renovations at the hotel based on a percentage of gross revenues which starts at 2% of gross revenues and increases to 5% of gross revenues following the third anniversary of the opening date. Q&C Hotel Operations will also be responsible for the payment of certain other fees, charges and costs as set forth in the agreement.
In addition, in connection with the execution of the franchise agreement, KBS SOR US Properties II LLC (“SOR US Properties II”), the Company’s indirect wholly owned subsidiary, is providing an unconditional guarantee that all Q&C Hotel Operations’ obligations under the franchise agreement will be punctually paid and performed. Finally, certain transfers of the Q&C Hotel or an ownership interest therein are subject to a notice and consent requirement, and the franchise agreement further provides Marriott with a right of first refusal with respect to a sale of the hotel to a competitor of Marriott.
ITEM 2.03 CREATION OF A DIRECT OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT
On December 17, 2015, in connection with the acquisition of the Q&C Hotel, Q&C Hotel Owner and Q&C Hotel Operator (together, the “Borrowers”) entered into a mortgage loan with Wells Fargo Bank, National Association (the “Lender”), an unaffiliated lender, for borrowings of up to $30.0 million, secured by the Q&C Hotel (the “Q&C Hotel Mortgage Loan”). At closing, $28.3 million of the loan was funded and the remaining $1.7 million was available for future disbursements to be used for renovation costs, subject to certain terms and conditions contained in the loan documents.
The Q&C Hotel Mortgage Loan matures on December 17, 2018, with two one-year extension options, subject to certain terms and conditions contained in the loan documents. The Q&C Hotel Mortgage Loan bears interest at a floating rate of 325 basis points over one-month LIBOR. Q&C Hotel Property JV entered into an interest rate cap that effectively limits one-month LIBOR on $28.3 million of the outstanding loan balance at 3.00% effective December 16, 2015 through December 23, 2018. Initially, monthly payments are interest-only. Beginning on February 1, 2018, monthly payments also include principal amortization payments of $55,000 per month, unless certain conditions described in the loan documents are satisfied. Prior to December 17, 2016, the Borrowers have only limited rights to prepay the loan in whole subject to, in certain circumstances, a prepayment fee, and other terms and conditions as described in the loan documents. On or after December 17, 2016, the Borrowers may prepay the loan, in whole or in part, without the payment of a prepayment fee.
SOR US Properties II is providing a: (a) guaranty of the lesser of the currently outstanding loan amount or 25% of the outstanding principal balance, which principal balance may decrease pursuant to the terms of the partial repayment and limited guaranty executed by SOR US Properties II in favor of the Lender; (b) guaranty of Q&C Hotel Owner’s and Q&C Hotel Operations obligations to complete the renovations to the Q&C Hotel required by the franchise agreement, as described in the completion guaranty executed by SOR US Properties II in favor of the Lender; (c) limited guaranty with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the Lender in relation to the Q&C Hotel Mortgage Loan as a result of certain intentional actions committed by the Company, Q&C Hotel Owner, SOR US Properties II, and/or any of their affiliates in violation of the loan documents; (d) a limited guaranty of Q&C Hotel Operations obligation to refund certain key money amounts to the Operator under the management agreement; and (e) guaranty of the principal balance and any interest or other sums outstanding under the Q&C Hotel Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving Q&C Hotel Owner or Q&C Hotel Operations.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the Q&C Resort described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before March 3, 2016, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: December 21, 2015	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary